UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2016 (July 13, 2016)

ECO-STIM ENERGY SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	31104	20-8203420
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

2930 W. Sam Houston Pkwy N., Suite 275, Houston, TX	77043
(Address of principal executive offices)	(Zip Code)

281-531-7200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

At Market Issuance Sales Agreement

On July 13, 2016, Eco-Stim Energy Solutions, Inc. (the “Company”) entered into an At Market Issuance Sales Agreement (the “Agreement”) with FBR Capital Markets & Co. and MLV & Co. LLC (the “Distribution Agents”). Pursuant to the terms of the Agreement, the Company may sell from time to time through the Distribution Agents shares of the Company’s common stock, par value $0.001 per share, with an aggregate sales price of up to $5,801,796 (the “Shares”). Sales of the Shares, if any, will need to be approved by the Company’s Board of Directors and will be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through the NASDAQ Capital Market, the existing trading market for our common stock or on any other existing trading market for our common stock, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices, and/or any other method permitted by law. Sales of the Shares may be made at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, and subject to such other terms as may be agreed upon at the time of sale including a minimum sales price that may be stipulated by the Company’s Board of Directors.

The Company or the Distribution Agents, under certain circumstances and upon notice to the other, may suspend the offering of the Shares under the Sales Agreement. The offering of the Shares pursuant to the Sales Agreement will terminate upon the sale of Shares in an aggregate offering amount equal to $5,801,796, or sooner if either the Company or the Distribution Agents terminate the Sales Agreement pursuant to its terms.

The Company will pay the Distribution Agents a commission equal to up to 5.0% of the gross proceeds from any sale of Shares sold pursuant to the Sales Agreement and will reimburse the Distribution Agents for certain expenses incurred in connection with their services under the Sales Agreement, including up to $25,000 for legal expenses in the aggregate, in connection with the commencement of the program and up to $2,500 per fiscal quarter in connection with quarterly due diligence expenses during the term, for both Distribution Agents combined. The Company intends to use the net proceeds of any sales pursuant to the Agreement, after deducting the Distribution Agents’ commissions and offering expenses, for capital expenditures and general partnership purposes.

The Shares are registered with the Securities and Exchange Commission, or the SEC, pursuant to the Company’s registration statement on Form S-3 (File No. 333-211072), as the same may be amended and/or supplemented (the “Registration Statement”), under the Securities Act, which was declared effective by the SEC on June 20, 2016, and will be sold and issued pursuant to a prospectus supplement dated July 13, 2016, one or more additional prospectus supplements, and a base prospectus dated June 20, 2016 relating to the Registration Statement.

The Agreement contains customary representations, warranties and agreements by the Company, indemnification obligations of the Company and the Distribution Agents, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The summary of the Agreement in this report does not purport to be complete and is qualified by reference to such agreement, which is filed as Exhibit 1.1 hereto. Legal opinions relating to the Shares are included as Exhibit 5.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of the Exhibit

1.1	At Market Issuance Sales Agreement, dated July 13, 2016, by and among the Company and FBR Capital Markets & Co. and MLV & Co. LLC

5.1	Opinion of Woodburn and Wedge regarding legality of the Shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECO-STIM ENERGY SOLUTIONS, INC.

	By:	/s/ Jon Christopher Boswell
Jon Christopher Boswell
President and Chief Executive Officer

Date: July 13, 2016

EXHIBIT INDEX

(d) Exhibits.

Exhibit Number	Description of the Exhibit

1.1	At Market Issuance Sales Agreement, dated July 13, 2016, by and among the Company and FBR Capital Markets & Co. and MLV & Co. LLC

5.1	Opinion of Woodburn and Wedge regarding legality of the Shares.